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                     INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our report dated October 26, 1998 on the financial statements of Woody's Bar-B-Que Holdings, Inc. as of December 28, 1997 included in and made part of the registration statement of Redneck Foods, Inc. dated November , 1998.


November   , 1998

/s/   Tubbs and Bartnick, P.A.
Certified Public Accountant